Exhibit 10.03
PROMISSORY NOTE

$500,000.00
Salinas, California
February 3, 2011

FOR VALUE RECEIVED, ORGANIC ALLIANCE, INC., a Nevada corporation (the “Borrower”), hereby promises to pay to the order of Thread Master GP LLC a California limited liability company (the “Lender”), in lawful money of the United States at the address of the Lender set forth herein, the principal amount of Five Hundred Thousand Dollars ($500,000), together with interest thereon as provided below.  This Note is issued pursuant to that certain Loan Agreement dated as of November 16, 2010 between the Lender and the Borrower (the “Loan Agreement”).  Capitalized terms used in this Note and not defined in this Note have the meanings ascribed to them in the Loan Agreement.

1.           Interest.  The Loan shall accrue interest (“Interest”) daily (calculated on the basis of the actual number of days elapsed over a year of 360 days) on the amount outstanding at the rate of 15% per annum.  Interest shall accrue until August 2, 2011.  On August 2, 2011, all accrued Interest shall be added to, and treated as principal under this Note and shall thereafter be payable in accordance with Section 2.

2.           Payment Schedule.  The Loan and all accrued Interest thereon, shall be due and payable as follows:  No payments shall be due until August 2, 2011.  Commencing on August 2, 2011 and on the same calendar day of each subsequent month until August 1, 2012 (the “Maturity Date”), the Borrower shall make monthly payments of principal and interest in the aggregate amount of $48,514.  On the Maturity Date, all accrued and unpaid Interest, plus any remaining unpaid principal of the Note, shall be due and payable.  All payments under this Note shall be made to the Lender without set-off, recoupment, counterclaim or other deduction whatsoever.

3.           Prepayment.  The Borrower may from time to time prepay all or any portion of the Loan without premium or penalty of any type.  Once any portion of the Loan has been repaid, the funds may not be re-borrowed.  In the event that the Note is prepaid in part, the amount of the monthly payments due under Section 2 shall continue unadjusted until the Loan is paid in full.

4.           Application of Payments

4.1           Except as otherwise expressly provided herein, payments under this Note shall be applied (a) first to the repayment of any sums incurred by the Lender for the payment of any expenses in enforcing the terms of this Note, (b) then to the payment of Interest, and (c) then to the reduction of the Loan.

4.2           Upon payment in full of the Loan (including Interest and fees and expenses), this Note shall be marked “Paid in Full” and returned to the Borrower.

5.           Waiver of Notice.  The Borrower hereby waives demand for payment, presentment for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceleration of maturity and diligence in taking any action to collect sums owing hereunder.

6.           Assignment and Transfer.  The Lender may sell, transfer, pledge or assign this Note or any interest herein at any time.

7.           Event of Default.  Upon the occurrence of any Event of Default, the Lender shall have the remedies set forth in the Loan Agreement.

8.           Miscellaneous

8.1           Successors and Assigns.  Subject to the exceptions specifically set forth in this Note, the terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

8.2           Loss or Mutilation of Note.  Upon receipt by the Borrower of evidence satisfactory to the Borrower of the loss, theft, destruction or mutilation of this Note, together with indemnity reasonably satisfactory to the Borrower, in the case of loss, theft or destruction, or the surrender and cancellation of this Note, in the case of mutilation, the Borrower shall execute and deliver to Lender a new promissory note of like tenor and denomination as this Note.

8.3           Notices.  Any notice, demand, offer, request or other communication required or permitted to be given pursuant to the terms of this Note shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service for next business day delivery, or (v) four days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the recipient at the address set forth below unless another address is provided to the other party in writing:

if to the Borrower, to: ORGANIC ALLIANCE, INC. 401 Monterey Street, Suite 202 Salinas, CA 93901 Attn: Parker Booth Fax: (831) 783-1668
with a copy (which shall not constitute notice) to: Breslow & Walker, LLP 100 Jericho Quadrangle, Suite 230 Jericho, NY 11753 Attn: Len Breslow Fax: (516) 822-6544

if to Lender, to: THREAD MASTER GP LLC 10880 Wilshire Blvd., Suite 950 Los Angeles, CA 90024 Attn: Anshuman (Andy) Dube Fax: (310) 500-2151
with a copy to: TroyGould PC 1801 Century Park East, Suite 1600 Los Angeles, CA 90067 Facsimile: (310) 789-1426 Attention: Istvan Benko, Esq.

8.4           Governing Law.  This Note shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

8.5           Waiver and Amendment.  Any term of this Note may be amended or modified only with the written consent of the Borrower and the Lender.  A waiver of any right under this Note shall be effective against Lender if and only if such waiver is in writing.  Any waiver, express or implied, of any breach or default shall not be considered a waiver of any subsequent breach or default.

8.6           Severability.  Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Note.

8.7           Remedies; Costs of Collection; Attorneys’ Fees.  No delay or omission by the Lender in exercising any of its rights, remedies, powers or privileges hereunder or at law or in equity and no course of dealing between the Lender and the undersigned or any other person shall be deemed a waiver by the Lender of such rights, remedies, powers or privileges, even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by the Lender or the exercise of any other right, remedy, power or privilege by the Lender.  The rights and remedies of the Lender described herein shall be cumulative and not restrictive of any other rights or remedies available under any other instrument, at law or in equity.  If an Event of Default occurs, the Borrower agrees to pay, in addition to the Loan and Interest payable thereon, reasonable attorneys’ fees and any other reasonable costs incurred by the Lender in connection with its pursuit of its remedies under this Note.  Any of these fees or costs not paid upon demand shall bear interest at the rate of 21% per annum.

9.           Savings Clause.  It is expressly stipulated and agreed to be the intent of the Borrower and the Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that United States federal law permits the Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this paragraph shall control every other covenant and agreement in this Note and the Loan Agreement.  If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for hereunder or thereunder, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if the Lender’s exercise of the option to accelerate the Maturity Date, or if any prepayment by the Borrower results in the Borrower having paid any interest in excess of that permitted by applicable law, then it is the Lender’s express intent that all excess amounts theretofore collected by the Lender shall be credited on the principal balance of this Note and all other indebtedness evidenced hereby and the provisions of the Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder.  All sums paid or agreed to be paid to the Lender for the use, forbearance, or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum lawful rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.  Notwithstanding anything to the contrary contained herein or in the Loan Agreement, it is not the intention of the Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

IN WITNESS WHEREOF, the Borrower has caused this Note to be signed as of the date set forth above.

BORROWER: ORGANIC ALLIANCE, INC. By: _____________________ Parker Booth Chief Executive Officer